UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2011

American Energy Fields, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-152023	26-1657084
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3266 W. Galveston Drive #101 Apache Junction, AZ	95120
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 288-6530

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

AMERICAN ENERGY FIELDS, INC.

TABLE OF CONTENTS

		Page
Item 1.01	Entry Into a Material Definitive Agreement	3
Item 9.01	Financial Statements and Exhibits	4

Item 1.01  Entry into a Material Definitive Agreement.

On May 27, 2011, American Energy Fields, Inc. (the “Company”) entered into purchase and sale agreement (the “Agreement”) with Absaroka Stone LLC (“Absaroka”) pursuant to which the Company has agreed to purchase certain unpatented mining claims commonly known as the “Uinta County (Carnotite) Uranium Prospect” located in the Uinta County of Wyoming (the “Property” and the transaction, the “Mining Purchase”).  Pursuant to the terms of the Agreement, Absaroka agreed not to stake for its own account any additional mining claims within a fifteen mile radius of the Property.  Any additional mining claims to be located within the fifteen (15) mile radius of the Property (the “Claim Body”) shall be located, staked and filed by the Company, at the Company’s expense and held in the Company’s name.  In consideration for the purchase of the Property, the Company paid Absaroka $15,000 upon execution of the Agreement.  Additionally, the Company agreed to spend a minimum of $200,000 relating to location, maintenance, exploration, development or equipping any one or more of the mining claims that comprise the Claim Body for commercial production within 24 months from the date of the Agreement.  If the Company fails to incur a minimum of $200,000 in expenses related to the foregoing within 24 months, the Company shall pay an aggregate sum of $50,000 to Absaroka.

Pursuant to the terms of the Agreement, the Company agrees to pay a 1% gross royalty (the “Royalty Payment”) to Absaroka on any revenues derived from the sale of all uranium-vanadium, gold, silver, copper and rare earth ores or concentrates produced from the Claim Body, up to an aggregate of $1,000,000.  The Company has the option to eliminate the obligation of the Royalty Payment by paying Absaroka an aggregate payment of $1,000,000.

Item 9.01  Financial Statements and Exhibits

(d)    Exhibits.
Exhibit No.	Description
10.1	Purchase and Sale Agreement
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:   June 3, 2011

AMERICAN ENERGY FIELDS, INC.

By:	/s/ Joshua Bleak
Name: Joshua Bleak
Title: President

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Purchase and Sale Agreement
99.1	Press Release